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                                  Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Interests of Named Experts and Counsel" in the Registration Statement (Form S-8) pertaining to the LanVision Systems, Inc. 1996 Employee Stock Purchase Plan and to the incorporation by reference therein of our report dated February 26, 1997 with respect to the consolidated financial statements of LanVision Systems, Inc. incorporated by reference from its Annual Report on Form 10 - K ( Commission File Number 0-01494 ).

Cincinnati, Ohio                                         /s/ Ernst & Young LLP
May 27, 1997



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